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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) - March 28, 2001
                                                           --------------


                            INFORMATION HOLDINGS INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     1-14371              06-1518007
----------------------------      ----------------      -------------------
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)          Identification No.)


      2777 Summer Street
    Stamford, Connecticut                                       06905
    ---------------------                                    -----------
    (Address of principal executive offices)                  Zip Code



Registrant's telephone number, including area code:         (203) 961-9106
                                                            --------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

     On March 29, 2001, Information Holdings Inc. ("IHI"), through a wholly owned subsidiary, announced that it acquired the stock of IDRAC SAS from IMS HEALTH for potential consideration of US$ 10.5 million, including an initial payment of US$ 5.5 million in cash and a contingent payment of US$ 5.0 million based on future results of IDRAC. In a separate transaction, IHI, through a wholly owned subsidiary, also entered into multiple perpetual license agreements with IMS HEALTH and certain affiliates for aggregate cash consideration of approximately US$ 17.0 million.

     In a separate transaction, IHI, through a wholly owned subsidiary, agreed to acquire a 49% interest in GSI Office Management GMBH for cash consideration of approximately US$ 3.4 million. IHI has an option to acquire the remaining 51% after 3 years.

     A copy of the press release issued in connection with the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

                (c)     Exhibits.

                        99.1  Press Release, dated March 29, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INFORMATION HOLDINGS INC.



Dated:  March 29, 2001                 By:        /s/ Lisa Rundle
                                          --------------------------------------
                                          Name:   Lisa Rundle
                                          Title:  Corporate Controller


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                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

99.1              Press Release, dated March 29, 2001.


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